As filed with the Securities and Exchange Commission on February 10, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HELIOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-4204953
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

130 W Union St.
Pasadena, CA	91103
(Address of principal executive offices)	(Zip Code)

Heliogen, Inc. 2021 Equity Incentive Plan

Heliogen, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Debbie Chen

General Counsel

Heliogen, Inc.

130 West Union Street

Pasadena, California 91103

Tel: 626-720-4530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John-Paul Motley

Dave Young

Cooley LLP

3 Embarcadero Center, 20th Floor

San Francisco, California 94111

Tel: (415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

Heliogen, Inc. (the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the offering of an additional 9,646,223 shares of Common Stock, par value $0.0001 per share (“Common Stock”), of the Registrant. The 9,646,223 shares of Common Stock being registered herein include (i) 7,716,978 shares of Common Stock issuable pursuant to the Heliogen, Inc. 2021 Equity Incentive Plan (the “2021 EIP”) and (ii) 1,929,245 shares of Common Stock issuable pursuant to the Heliogen, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”). These additional shares of Common Stock are securities of the same class as other securities for which an original registration statement on Form S-8 (File No. 333-263346) was filed with the Commission on March 7, 2022 (the “Prior Registration Statement”). Accordingly, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. These additional shares of Class A Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provisions in each of the 2021 EIP and 2021 ESPP, which provide that the total number of shares subject to such plan may be increased each year pursuant to a specified formula.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission, are incorporated by reference into this Registration Statement:

(i)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, as amended on May 23, 2022;

(ii)	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 7, 2022;

(ii)	the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 23, 2022, for the quarter ended June 30, 2022, filed with the SEC on August 12, 2022, and for the quarter ended September 30, 2022, filed with the SEC on November 8, 2022;

(iv)	the Company’s Current Reports on Form 8-K filed with the SEC on January 6, 2022, May 17, 2022, June 6, 2022, July 21, 2022, August 17, 2022, September 14, 2022, December 28, 2022 and February 6, 2023; and

(v)	the description of securities contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022 (as amended on May 23, 2022), together with any amendment or report filed with the SEC for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items), after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded, or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes, or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

3.1	Second Amended and Restated Certificate of Incorporation of Heliogen, Inc.	Form 8-K	001-40209	3.1	January 6, 2022
3.2	Amended and Restated Bylaws of Heliogen, Inc.	Form 10-Q	001-40209	3.2	November 8, 2022
4.1	Specimen Common Stock Certificate.	Form 8-K	007-40209	4.1	January 6, 2022
5.1*	Opinion of Cooley LLP.
23.1*	Consent of BDO USA LLP, independent registered public accounting firm.
23.2*	Consent of Cooley LLP (contained in the opinion filed as Exhibit 5.1 hereto).
24.1*	Power of Attorney (included in the signature page of this Registration Statement).
99.1	2021 Equity Incentive Plan.	Form 8-K	001-40209	10.8	January 6, 2022
99.2	Form of Stock Option Grant Package under 2021 Equity Incentive Plan.	Form 8-K	001-40209	10.10	January 6, 2022
99.3	Form of RSU Grant Package under 2021 Equity Incentive Plan.	Form 8-K	001-40209	10.11	January 6, 2022
99.4	2021 Employee Stock Purchase Plan.	Form 8-K	001-40209	10.9	January 6, 2022
107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pasadena, State of California, on this 10th day of February, 2023.

HELIOGEN, INC.

By:	/s/ Christiana Obiaya
Christiana Obiaya
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christiana Obiaya and Kelly Rosser, and each of them, as his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christiana Obiaya	Chief Executive Officer, Director	February 10, 2023
Christiana Obiaya	(Principal Executive Officer)

/s/ Kelly Rosser	Interim Chief Financial Officer	February 10, 2023
Kelly Rosser	(Principal Financial and Accounting Officer)

/s/ Phyllis W. Newhouse	Director	February 10, 2023
Phyllis W. Newhouse

/s/ Robert Kavner	Director	February 10, 2023
Robert Kavner

/s/ Julie M. Kane	Director	February 10, 2023
Julie M. Kane

/s/ Barbara Burger	Director	February 10, 2023
Barbara Burger

/s/ Stacey Abrams	Director	February 10, 2023
Stacey Abrams

/s/ Suntharesan Padmanathan	Director	February 10, 2023
Suntharesan Padmanathan

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